CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our reports dated July 27, 2026, relating to the financial statements and financial highlights of each of the Funds as listed in Appendix I, which appear in ProShares Trust’s Certified Shareholder Report on Form N-CSR for the year ended May 31, 2026. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Columbus, Ohio

September 24, 2026

Appendix I
Bitcoin & Ether Equal Weight ETF	Ultra FTSE Europe
Bitcoin & Ether Market Cap Weight ETF	Ultra Health Care
Bitcoin ETF	Ultra High Yield
Ether ETF	Ultra Industrials
CoinDesk 20 Crypto ETF	Ultra Materials
Short Bitcoin ETF	Ultra MidCap400
Short Ether ETF	Ultra MSCI Brazil Capped
Ultra Bitcoin ETF	Ultra MSCI EAFE
Ultra Ether ETF	Ultra MSCI Emerging Markets
Ultra Solana ETF	Ultra MSCI Japan
Ultra XRP ETF	Ultra Nasdaq Biotechnology
UltraShort Bitcoin ETF	Ultra Nasdaq Cloud Computing
UltraShort Ether ETF	Ultra Nasdaq Cybersecurity
Ultra Copper K-1 Free ETF	Ultra QQQ Top 30
Ultra Palladium K-1 Free ETF	Ultra QQQ
Ultra Platinum K-1 Free ETF	Ultra Real Estate
Short 20+ Year Treasury	Ultra Russell2000
Short 7-10 Year Treasury	Ultra S&P 500 Equal Weight
Short Dow30	Ultra S&P500
Short Financials	Ultra Semiconductors
Short FTSE China 50	Ultra SmallCap600
Short High Yield	Ultra Technology
Short MidCap400	Ultra QQQ Mega
Short MSCI EAFE	Ultra Utilities
Short MSCI Emerging Markets	Ultra FTSE China 50
Short QQQ	UltraPro Dow30
Short Real Estate	UltraPro MidCap400
Short Russell2000	UltraPro QQQ
Short S&P500	UltraPro Russell2000
Short SmallCap600	UltraPro S&P500
Smart Materials ETF	UltraPro Short 20+ Year Treasury
Supply Chain Logistics ETF	UltraPro Short Dow30
Ultra 20+ Year Treasury	UltraPro Short MidCap400
Ultra 7-10 Year Treasury	UltraPro Short QQQ
Ultra Communication Services	UltraPro Short Russell2000
Ultra Consumer Discretionary	UltraPro Short S&P500
Ultra Consumer Staples	UltraShort 20+ Year Treasury
Ultra Dow30	UltraShort 7-10 Year Treasury
Ultra Energy	UltraShort Consumer Discretionary
Ultra Financials	UltraShort Consumer Staples
UltraShort Dow30	Long Online/Short Stores ETF
UltraShort Energy	Merger ETF
UltraShort Financials	Metaverse ETF
2
UltraShort FTSE China 50	MSCI EAFE Dividend Growers ETF
UltraShort FTSE Europe	MSCI Emerging Markets Dividend Growers ETF
UltraShort Health Care	MSCI Europe Dividend Growers ETF
UltraShort Industrials	MSCI Transformational Changes ETF
UltraShort Materials	Nanotechnology ETF
UltraShort MidCap400	Nasdaq-100 Dynamic Buffer ETF
UltraShort MSCI Brazil Capped	Nasdaq-100 High Income ETF
UltraShort MSCI EAFE	On-Demand ETF
UltraShort MSCI Emerging Markets	Online Retail ETF
UltraShort MSCI Japan	Pet Care ETF
UltraShort Nasdaq Biotechnology	Nasdaq-100 Dorsey Wright Momentum ETF
UltraShort QQQ	Russell U.S. Dividend Growers ETF
UltraShort Real Estate	S&P Global Core Battery Metals ETF
UltraShort Russell 2000	S&P Technology Dividend Aristocrats ETF
UltraShort S&P500	Russell 2000 High Income ETF
S&P SmallCap 600 Dividend Aristocrats ETF (formerly,
UltraShort Semiconductors	Russell 2000 Dividend Growers ETF)
UltraShort SmallCap600	Russell 2000 Dynamic Buffer ETF
UltraShort Technology	S&P 500 Dividend Aristocrats ETF
UltraShort QQQ Mega	S&P 500 Dynamic Buffer ETF
UltraShort Utilities	S&P 500 High Income ETF
GENIUS Money Market ETF	S&P 500 Ex-Energy ETF
Ultra COIN	S&P 500 Ex-Financials ETF
Ultra CRCL	S&P 500 Ex-Health Care ETF
Ultra NVDA	S&P 500 Ex-Technology ETF
Ultra PLTR	S&P Kensho Cleantech ETF
Ultra TSLA	S&P Kensho Smart Factories ETF
Big Data Refiners ETF	S&P MidCap 400 Dividend Aristocrats ETF
Decline of the Retail Store ETF	S&P 500 Buyback Aristocrats ETF
DJ Brookfield Global Infrastructure ETF
Equities for Rising Rates ETF
Global Listed Private Equity ETF
Hedge Replication ETF
High Yield-Interest Rate Hedged
Inflation Expectations ETF
Investment Grade–Interest Rate Hedged
K-1 Free Crude Oil ETF
Large Cap Core Plus

3